UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 6, 2020

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2020, CleanSpark, Inc., a Nevada corporation (the “Company”), entered into an Exclusive Partner Agreement (the “Agreement”) with Sunshine Energy Corp., a Costa Rican Corporation (“Partner”), whereby Partner will have the exclusive right to market and sell the Company’s products and services in the country of Costa Rica.

Partner will exclusively purchase from the Company any Energy Storage Systems (ESS) and any Energy Controls Solutions (ECS) used or sold as part of the Partner’s business. Battery energy storage solutions under 100kwh are not included in the exclusivity agreement.

Partner will pay to the Company an annual license fee of $36,000 or $3,000 on a monthly basis (the “mVSO Annual Fee”) with an effective date of September 1, 2020. In exchange for said fee, Partner will receive an exclusive unlimited seat license for the full version of mVSO for use in Costa Rica by Partner employees during each such year.

During the Term the Company will provide Partner and end users with technical support for the Company’s products and services.

Pursuant to the terms of the Agreement, Partner shall actively promote and market the Company’s products on the Partner’s website and in promotional messages to prospective customers in accordance with the Company’s then-current policies and requirements. Partner’s marketing efforts may include efforts such as: sharing leads; disseminating marketing collateral; conducting training sessions, sales meetings and informational briefings; making joint sales presentations and product demonstrations; and developing marketing strategies with respect to its marketing obligations hereunder.

The Agreement is effective for a (1) year term (the “Initial Term”), and thereafter will automatically renew for successive one (1) year periods (each a “Renewal Terms”; all such Renewal Terms together with the Initial Term, the “Term”), unless either party delivers written notice of non-renewal to the other party at least one hundred eighty days (180) prior to the expiration of the then-current Term.

Item 7.01	Regulation FD Disclosure

On August 7, 2020, the Company issued a press release announcing the Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished with this Current Report on Form 8-K (“Current Report”).

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Current Report, including statements regarding the Agreement, business strategy, and plans are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the

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Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition, projections, assumptions and estimates of the Company’s future performance and the future performance of the markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this Current Report are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, operating results, business strategy, short-term and long-term business operations and objectives. These forward- looking statements speak only as of the date of this Current Report and are subject to a number of risks, uncertainties and assumptions. The events and circumstances reflected in such forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Exclusive Partner Agreement, dated August 6, 2020
99.1	Press Release, dated as of August 7, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: August 7, 2020	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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